Exhibit 10.2

Abcam plc

Long-Term Incentive Plan (“LTIP”)

Approved by Shareholders:	3rd November 2008

Adopted by Company:	3rd November 2008

Renewed by Shareholders:	8th November 2013

Amended by Company:	3rd November 2014

Amended by Company:	11th September 2015

Amended by Company:	6th November 2018

Index

1	Grant of Awards	1
2	Rights of Participants During the Holding Period	1
3	Release and/or Exercise of Awards	1
4	Lapse of Awards	3
5	Taxation	3
6	Cessation of Employment	4
7	Take-over, Reconstruction, Amalgamation, Winding up, Merger and Demerger of the Company	5
8	Limits & Restrictions	6
9	Adjustments & Amendments	6
10	Shares	7
11	Administration	8
12	Definitions	9
SCHEDULE 1		12
1.	DEFINITIONS AND INTERPRETATION	12
2.	CESSATION OF EMPLOYMENT	12
3.	SHARES	12

Abcam plc	Abcam plc Long-Term Incentive Plan

1	Grant of Awards

1.1	The Committee may in its absolute discretion grant Awards to Eligible Employees at any time except during a Close Period.

1.2	The Committee shall determine in respect of each grant of Awards:-

(a)	the Date of Grant;

(b)	those Eligible Employees who shall receive an Award;

(c)	the number of Shares subject to each Award granted;

(d)	the Holding Period in respect of each Award;

(e)	whether a Retention Requirement is to apply, and if so, details of the Retention Requirement and the applicable Retention Period;

(f)	the Performance Requirements applicable to each Award; and

(g)	any other terms and conditions applying to each Award including in the case of Awards granted in the form of Nil Cost Options, the Exercise Price.

1.3	The Committee shall issue an Award Certificate to each Participant setting out the Committee’s determinations under Rule 1.2 in respect of that Participant’s Award.

2	Rights of Participants During the Holding Period

2.1	A Participant shall have no voting rights or rights to receive dividends in respect of Shares subject to his Award during the applicable holding period:

(a)	prior to the Release of the Award in the case of a conditional entitlement to Shares,

(b)	prior to the Exercise of the Award in the case of a Nil Cost Option.

3	Release and/or Exercise of Awards

3.1	Subject to Rules 3.2, 3.4, 3.5, 3.6 or 3.7 and 5.3[1] Awards shall be Released:

(a)	at the end of the Holding Period;

(b)	subject to the terms of any applicable Retention Requirement;

(c)	subject to the satisfaction of any Performance Requirements or other terms and conditions imposed pursuant to Rules 1.2(f) and 1.2(g) respectively; and

(d)	subject to the Participant entering into such election as the Committee requires under Chapter 2 of Part 7 of the Income Tax (Earnings and Pensions) Act 2003.

3.2	Awards may be Released without fully satisfying the requirements of Rule 3.1 in accordance with Rule 6[2] and Rule 7[3].

3.3

In the case of Awards in the form of Nil Cost Options which have been Released in accordance with Rule 3.1 or 3.2, a Participant may Exercise his Awards from the date of Release to the earliest of the following dates:-

(a)	the tenth anniversary of the Date of Grant; and

(b)	the end of the periods set out in Rule 6 and Rule 7.

3.4	Notwithstanding any other provision of these Rules, the Committee may reduce or cancel any Award that has not been Released if:

[1]	Taxation – Release of Shares may be prohibited if the Eligible Employee has not made a Tax Payment or agreed to sell sufficient Shares to meet this Tax Payment.
[2]	On cessation of employment.
[3]	On Take-over, Reconstruction, Amalgamation and Winding up of the Company.

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(a)	there has been a material adverse adjustment to the audited consolidated accounts of the Company for any accounting period ending before the Release of the Award; or

(b)

there is reasonable evidence of fraud or other gross misconduct and. in relation to any Award granted following 1 July 2015, material dishonesty, material failure of risk management and/or material wrong-doing on the part of or by the Participant.

3.5

In relation to any Award made following 1 July 2015, and notwithstanding any other provision of these Rules, the Committee may at any time prior to the second anniversary of the date on which any Award has been Released:

(a)	reduce the number of Shares under another Award which has not been Released;

(b)	cancel another Award which has not been Released;

(c)	impose further terms or conditions on another Award which has not been Released;

(d)	reduce or cancel awards made to the Participant following 1 July 2015 under other share incentive plans operated by the Company;

(e)	reduce or cancel any bonus or other cash payment due to a Participant; or

(f)	require a Participant to make a cash payment to, or to the order of, a Group Company if:-

(g)	there has been a material adverse adjustment to the audited consolidated accounts of the Company for any accounting period; or

(h)	there is reasonable evidence of fraud or other gross misconduct, material dishonesty, material failure of risk management and/or material wrong-doing on the part of or by the Participant.

3.6

In relation to any Award made following 1 July 2015, the Committee may take any of the actions referred to in Rules 3.53.5(a) to 3.53.5(f) (inclusive) throughout any such period that a Participant is subject to a work-related criminal investigation.

3.7

In relation to any Award made following 1 July 2015, the Committee may decide at any time that an Award which has not been Released shall be reduced or cancelled to give effect to a clawback provision of any form contained in any other share incentive plan or bonus plan operated by any Group Company. The reduction or cancellation of the Award shall be in accordance with the terms of the clawback provision in the relevant plan or, in the absence of any such term, on such basis as the Committee considers appropriate.

3.8

The Committee shall act in good faith and treat all Participants fairly, reasonably and equitably when taking any step under any of Rules 3.4, 3.5, 3.6 or 3.7 and shall notify any affected Participant as soon as possible.

3.9

The Committee may in its discretion make any alteration or amendment to Rules 3.4, 3.5, 3.6 or 3.7 as is necessary or desirable to take account of local laws affecting any Group Company or any Participant.

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4	Lapse of Awards

4.1	All subsisting Awards shall lapse on the earliest of the following events:-

(a)	the date on which the Award lapses pursuant to Rule 6[4] or Rule 7[5];

(b)	when it has been determined by the Committee that the conditions of Rule 3.1 (c) cannot be satisfied;

(c)	the tenth anniversary of the Date of Grant; or

(d)	the date on which the Participant is adjudicated bankrupt.

5	Taxation

5.1

The grant of an Award to an Eligible Employee under the Plan shall be conditional upon the agreement of that Eligible Employee to indemnify his employing Group Company for any Tax Payment, such agreement to be deemed by the failure of the Eligible Employee to renounce the Award in accordance with Rule 11.5.

5.2

The Participant shall pay all expenses and Taxes which arise or result from the grant, Release or Exercise of an Award, provided that the Company in its absolute discretion and subject to any statutory prohibition may meet any stamp duty or liability for any other Taxes or expenses arising which it deems appropriate.

5.3	In a case where a Group Company by virtue of the grant, Release or Exercise of an Award shall be obliged to make a Tax Payment, the grant, Release or Exercise shall not take place, unless:-

(a)	the Group Company has received payment prior to the grant, Release or Exercise from the Participant of an amount not less than the Tax Payment; or

(b)	authority from the Participant to deduct the Tax Payment from his Emoluments has been received; or

(c)

that Participant giving irrevocable instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares on the Release or Exercise to realise an amount equal to the Tax Payment and authority to pay the proceeds of such sale to the employing Group Company.

5.4

The Committee may determine that any Award granted under the Plan shall be subject to additional and/or modified terms and conditions relating to the grant, Release or Exercise of an Award as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may apply to the relevant Eligible Employee, Participant or Group Company.

5.5	In exercising its discretion under Rule 5.4 above the Committee may:-

(a)

require an Eligible Employee and/or a Participant to make such declarations or take such other action as may be required for the purpose of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may be applicable to him at the Date of Grant, Release or Exercise; and

(b)

adopt any supplemental rules or procedures governing the grant, Release or Exercise of an Award as may be required for the purpose of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may be applicable to an Eligible Employee or Participant.

5.6	The Committee may in its discretion determine whether the Participant shall be liable for the employers’ national insurance contributions payable on the Release or Exercise of an Award.

[4]	On cessation of employment.
[5]	On Take-over, Reconstruction, Amalgamation and Winding up of the Company.

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6	Cessation of Employment

6.1

Subject to Rule 6.2, if a Participant ceases to be employed by a Group Company for any reason an Award that has not been Released shall lapse unless the Committee in its absolute discretion determines otherwise for reasons including, amongst others, injury, disability, ill health, retirement, redundancy and death.

6.2

If the Committee, in accordance with its discretion under Rule 6.1, determines that an Award shall not lapse on cessation, the proportion of the Award which shall be Released (subject to any adjustment pursuant to any of Rules 3.4, 3.5, 3.6 or 3.7) will be calculated based upon the amount of the relevant Holding Period completed on the date of cessation and on the satisfaction of the Performance Requirements relating to the Award.

6.3	For the purposes of calculating the number of Awards which shall be Released in accordance with Rule 6.2 the Committee shall:-

(a)	firstly, pro-rate the number of Awards based on the amount of the relevant Holding Period completed on the date of cessation; and

(b)	secondly, determine when the Performance Requirements shall be measured and when the Awards are Released, which shall be either:

6.3.1	at the date of cessation of employment; or

6.3.2	the end of the relevant Holding Period.

6.4

Where a Participant who ceases to be employed by a Group Company is subject to a Retention Requirement, the Retention Requirement shall continue to apply after the Participant has ceased to be employed by a Group Company, unless the Committee determines otherwise.

6.5

It shall be a condition of participation in the Plan that a Participant shall not be entitled to any compensation in the event of cessation, lapse or alteration of any actual or prospective rights under the Plan or under any Award granted thereunder. No provisions of the Plan form part of any contract of employment between any Group Company and a Participant.

6.6

Nothing in the Plan or in any document issued pursuant thereto shall confer upon any person any right to continue in the employ of any Group Company or shall affect the right of any Group Company to terminate the employment of any person, or shall impose upon any Group Company or employees of such Group Company, the Committee or their respective servants or agents any liability for the loss of any rights under the Plan which may result if that person’s employment is so terminated (whether such termination is in breach of the relevant terms and conditions of employment or otherwise). In no circumstances shall any Participant, by reason of ceasing to be employed by any Group Company be entitled to any compensation for any loss of any actual or prospective right or benefit under the Plan which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful or unfair dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

6.7	For the purposes of Rule 6, no Participant shall be treated as ceasing to be employed by a Group Company until he ceases to hold office or employment in any Group Company.

6.8	No benefit under the Plan shall be pensionable.

6.9

In the case of Awards granted in the form of Nil Cost Options, the Participant shall have, such period as is determined by the Committee in its discretion, from his date of cessation of employment to Exercise all Released Awards including those Awards Released as a result of the operation of Rule 6, at the end of which period any Awards that have not been Exercised shall lapse.

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7	Take-over, Reconstruction, Amalgamation, Winding up, Merger and Demerger of the Company

7.1	If any company or person acting alone or in concert with another or others obtains Control of the Company (“Control Change”), the Committee on becoming aware thereof shall notify each Participant.

7.2

If the Court sanctions a scheme of arrangement or compromise under Section 899 of the Companies Act 2006 which amounts to a Control Change, the Committee on becoming aware thereof shall notify each Participant.

7.3

If any company or person becomes bound or entitled to acquire Shares under Sections 979 to 982 or 983 to 985 of the Companies Act 2006, the Committee on becoming aware thereof shall notify each Participant.

7.4

Subject to Rule 7.5, on the occurrence of any of the events set out in Rule 7.1, Rule 7.2 and Rule 7.3, a proportion of the Award shall be Released (subject to any adjustment pursuant to any of the Rules 3.4, 3.5, 3.6 or 3.7) and any Retention Requirement shall cease to apply, unless the Committee determines otherwise. The proportion of the Award which shall be Released shall be determined by the Committee in its absolute discretion. In exercising its discretion the Committee shall take account of whatever factors it considers appropriate, including the proportionate satisfaction of the relevant Performance Requirements on such date and the amount of the relevant Holding Period completed.

7.5	For the purposes of Rule 7.1, Rule 7.2 and Rule 7.8 a Control Change shall only occur where there is a Control Change of the ultimate Holding Company of the Company.

7.6

If a voluntary winding up of the Company is proposed or if an order is made for the compulsory winding up of the Company, the Committee, in its absolute discretion, shall notify each Participant. On the occurrence of such event all Awards shall be Released.

7.7

If, as a result of events specified in Rule 7.1 or Rule 7.2 above, a company has obtained Control of the Company or if a company has become bound or entitled as stated in Rule 7.3 above (such company referred to as the “Acquiring Company”), the Participant may, by agreement with the Acquiring Company, cancel each subsisting Award (the “Old Award”) in exchange for a replacement award (the “New Award”) provided that the New Award:-

(a)

is over shares in the Acquiring Company or some other company which has Control of the Acquiring Company or is a member of a consortium owning either the Acquiring Company or having Control of the Acquiring Company;

(b)	is a right over such number of shares as have an aggregate Market Value equal to those Shares subject to the Old Award at the date of exchange and is otherwise upon identical terms to the Old Award.

The New Award shall for all purposes of the Plan be treated as having been acquired on the same Date of Grant as the Old Award and thereafter references in these Rules to the Company, Shares and Awards, where appropriate, shall be construed as references to the Acquiring Company and its shares and New Awards.

7.8

In the event that the Company merges with another company, or any of the businesses of the Group are demerged (whether such merger or demerger is effected by way of sale, distribution or in any other manner) the Committee shall have the discretion whether or not to take any action pursuant to this Rule 7.8 and, if they decide to do so, shall notify each Participant whether any Award shall be Released and/or adjustments be made to the number of Shares comprised in an Award in such manner and with effect from such date as the Committee shall determine to be appropriate and the advisors of the Company confirm to be fair and reasonable provided that should the merger or demerger amount to a Control Change then the Committee shall apply the provisions of Rule 7.4.

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7.9	The Committee shall notify Participants as soon as reasonably practicable of any adjustments made pursuant to Rule 7.8 and may call in Award Certificates for endorsement or replacement.

7.10

In the case of Awards granted in the form of Nil Cost Options, the participants shall have such period as determined by the Committee in its discretion from the date of the occurrence of any of the events set out in Rules 7.1 to 7.4 (inclusive), Rule 7.7 and Rule 7.8 to Exercise all Nil Cost Options including those Options Released as a result of the operation of this Rule 7, at the end of which period any Options not exercised shall lapse.

8	Limits & Restrictions

8.1

An Award shall be personal to a Participant and neither the Award nor any rights under the Award may be transferred, assigned, pledged, charged or otherwise disposed of by a Participant to any other person (except in accordance with these Rules) and if a Participant shall do, suffer or permit any such act or thing whereby he would or might be deprived of the legal and/or beneficial ownership of an Award that Award shall lapse forthwith.

8.2

In respect of Awards which shall be satisfied by the subscription of Shares, the total number of Shares over which such Awards may be granted as determined on any Date of Grant, when added to the number of Shares issued or remaining issuable pursuant to rights to subscribe for Shares granted under the Plan and Any Other Share Plan during the preceding 10 years shall not exceed 10% of the number of Shares in issue on the relevant Date of Grant. For the purposes of this Rule 8.2, there shall be ignored Awards to subscribe for Shares:-

(a)	granted under Any Other Share Plan which were granted prior to the Company’s first listing of Shares on the Exchange; or

(b)	granted under the Plan or Any Other Share Plan which have lapsed, become void, been cancelled or which otherwise become incapable of being Released.

For the purposes of this Rule 8.2 where Awards are intended to be satisfied or are satisfied by the transfer and/or re-issue of Treasury Shares these Shares shall be deemed to count against the limits set out in this Rule.

8.3

The maximum level of Award (being the aggregate Market Value of Shares subject to the Award at the date of grant) that can be granted to an Eligible Employee under this Plan in any financial year shall be limited to 400% of such Eligible Employee’s Emoluments. For the purposes of this Rule 8.3, there shall be ignored Awards granted under the Plan or awards under Any Other Share Plan which have lapsed, become void, been cancelled or which otherwise become incapable of being Released.

8.4	The Plan shall terminate on the earlier of the following dates:

(a)	any date determined by the Committee to be the date of termination of the Plan; and

(b)	the fifth anniversary of the Adoption Date or Date of Renewal.

8.5

Following termination of the Plan pursuant to this Rule no further Awards shall be granted, but the subsisting rights and obligations of Participants at that time shall continue in force as if the Plan had not been terminated.

9	Adjustments & Amendments

9.1

If a variation of the issued share capital of the Company by way of a bonus issue or rights issue, sub-division, consolidation, reduction or otherwise shall take place then the number of Shares subject to an Award and the terms and conditions

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applying to such Award shall be adjusted in such manner and with effect from such date as the Committee may determine to be appropriate and as the advisors of the Company shall have confirmed in writing to be, in their opinion, fair and reasonable.

9.2

The Committee shall have the power from time to time to make and amend such regulations for the implementation and administration of the Plan in a manner consistent with the Plan as it thinks fit including (without limitation) to interpret and apply the Rules so as to give effect to the intention of any Retention Requirement, and to make any amendments to these Rules.

9.3	Without the prior approval of the Company in general meeting, an amendment may not be made for the benefit of existing or future Participants to the Rules relating to:

(a)

the basis for determining an Eligible Employee’s entitlement (or otherwise) to be made an Award and/or to acquire Shares on the exercise of an Nil Cost Option and/or the Release of an Award (as the case may be) under the Plan;

(b)	the persons to whom an Award may be made;

(c)	the limit on the aggregate number of Shares over which Awards may be made;

(d)	the limit on the number of Shares over which Awards may be made to any one Eligible Employee;

(e)	the price at which Shares may be acquired under an Award;

(f)	this Rule 9.3

except for:

(g)	an amendment which is of a minor nature and benefits the administration of the Plan; or

(h)

an amendment which is of a minor nature and is necessary or desirable in order to take account of a change of legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, the Company or some other Group Company.

9.4

No alteration shall be made which would materially affect any subsisting rights of Participants granted prior to the date of the alteration without the prior consent or sanction of the majority of that number of Participants who responded to the notification by the Company of such proposed alteration except in accordance with Rules 5.4 and 5.5.

9.5

Any matters pertaining or pursuant to the Plan which are not dealt with by these Rules and any uncertainty or dispute as to the meaning of these Rules shall be determined or resolved by decision of the Committee which shall be binding on the Company and all Participants.

9.6

In the application of Rule 1.2(f), if events subsequently occur which cause the Committee to consider that the existing Performance Requirements have become unfair or impractical it may, in its discretion (provided such discretion is exercised fairly and reasonably) amend the relevant Performance Requirements so that in the reasonable opinion of the Committee they shall be no more or less difficult to abide by or satisfy as when they were originally imposed or last amended.

10	Shares

10.1

Subject to Rule 10.2 below, any Shares to be issued pursuant to the Release or Exercise of an Award shall be allotted and issued, and any Shares to be transferred shall be transferred to the relevant Participant or a nominee nominated by a Participant not later than 30 days after the date of Release or Exercise of the Award. Such Shares shall rank pari passu in all respects with other Shares of the same class save that the Participant shall have no entitlement in relation to rights

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attaching to the Shares until the date of such allotment or transfer. Shares to be allotted shall not rank for any dividend or other distribution to be paid by reference to a record date before the date of allotment.

10.2	Any allotment and issue or transfer of Shares pursuant to this Plan shall be subject to such consents (if any) of HM Treasury and/or other authorities as may from time to time be required.

10.3

The Company shall apply to the relevant Exchange on which the Shares are listed for Shares issued pursuant to the Release of Awards to be admitted to trading on such Exchange on or as soon as practicable after allotment.

10.4

The Release of Awards may be satisfied by the subscription of Shares by the Trustees of the Trust and/or the transfer of Shares held by the Trustees of the Trust and/or the issue of Shares and/or the transfer of Treasury Shares by the Company pursuant to section 727 of the Companies Act 2006 or any combination thereof. The Committee may determine which method or combination thereof shall be used to satisfy the Release or Exercise of Awards.

10.5	The Trustees may determine in their discretion to undertake the responsibility of satisfying Awards on behalf of the Company.

10.6	Shares that are issued may not be subscribed for at less than their nominal value.

10.7	The Company shall:-

(a)

when necessary keep available for issue sufficient authorised and unissued Shares to satisfy all rights to subscribe for Shares from time to time subsisting under Awards granted pursuant to the Plan, taking account of any other obligations of the Company to allot and issue Shares; and/or

(b)

ensure when necessary that it is in a position to satisfy or procure the satisfaction of all rights to acquire Shares from time to time subsisting under the Plan, taking account of other obligations of the Company in relation to the provision of Shares.

11	Administration

11.1

Notices or documents under the Plan required to be given by the Company to an Eligible Employee or a Participant shall be properly given if delivered to him at his normal place of work or sent to him by first class post at his last known address and any notice or document required to be given to the Company shall be properly given if delivered or sent by first class post to the registered office of the Company from time to time addressed to the Company Secretary.

11.2	Participation in the Plan shall not entitle a Participant to receive copies of any notice or other document sent by the Company to its shareholders prior to the Release and/or Exercise of the Award.

11.3	The Company shall bear the costs of establishing and administering the Plan.

11.4	The Company shall maintain or cause to be maintained all necessary accounts and records relating to the Plan.

11.5

A Participant may at any time prior to the Release and/or Exercise of an Award renounce the Award (in whole or in part) by serving notice in writing on the Company of such intention. The renunciation shall be effective from the date of receipt of such notice by the Company.

11.6	The Rules and the operation of the Plan shall be governed and construed in accordance with English Law.

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12	Definitions

12.1	In these Rules the following words and expressions have the following meanings:-

“Act”	The Corporation Tax Act 2010.
“Adoption Date”	3rd November 2008
“Any Other Share Plan”	any “employees’ share scheme” (as such term is defined in section 1166 of the Companies Act 2006) (other than this Plan) which provides for the subscription of Shares by or on behalf of employees of the Company, or any associated company (within the meaning of Section 449 of the Act).
“Award”	a conditional entitlement to Shares or a Nil Cost Option over Shares.
“Award Certificate”	a document evidencing an Award issued by the Company in such form as the Committee may from time to time prescribe.
“Close Period”	such time as Eligible Employees of the Company are prohibited from dealing in Shares, for whatever reason, in accordance with rule 21 of the Alternative Investment Market Rules or the relevant provision in any regulations governing an Exchange (as replaced, amended or re-enacted from time to time) and/or such code as the Company may have established from time to time or such other statutory, regulatory or other prohibition from dealing in Shares or rights over Shares.
“Committee”	the remuneration committee of the Company.
“Company”	Abcam plc (registered number 03509322).
“Control”	control within the meaning of Section 1124 of the Act (and “Controlled” shall be construed accordingly).
“Date of Grant”	the date on which an Award is granted under Rule 1.
“Date of Renewal”	8th November 2013
“Eligible Employee”	any employee of a Group Company with a minimum period of continuous service with a Group Company, such minimum period to be determined by the Committee in its absolute discretion, or a trustee acting on behalf of such employee.
“Emoluments”	base salary or notional base salary provided to an Eligible Employee.
“Exchange”	the Alternative Investment Market or any other recognised exchange on which the Company’s Shares are listed from time to time.
“Group”	the Company, any “Subsidiary” of the Company, any “Holding Company” of the Company and any Subsidiary of any such Holding Company (as such terms are defined in section 1159 of the Companies Act 2006) and the term “Group Company” shall be construed accordingly.
“Exercise”	the payment of the Exercise Price and the resulting purchase of the Shares subject to the Released Award.
“Exercise Price”	such value determined by the Committee in its discretion which must be paid by the Participant to acquire the Shares subject to his Released Award. The Committee may determine an Exercise Price for each Share subject to an Award or a single Exercise Price to Exercise some or all of the Shares subject to an Award.
“Financial Year”	the accounting reference period of the Company as defined in section 291 of the Companies Act 2006.

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“Holding Period”	the period set by the Committee in accordance with Rule 1.2(d) which shall be three years from the Date of Grant of the Award or such other period set by the Committee in its discretion.
“Market Value”	on any dealing day means an amount equal to the closing price quoted for a Share on the Exchange.
“Nil Cost Option”	a right to purchase a number of Shares subject to the satisfaction of the conditions and the payment of the Exercise Price.
“Participant”	an Eligible Employee who has been granted and still has a subsisting Award. Reference to a Participant shall include, where the context so admits or requires, his personal representatives.
“Plan”	Abcam plc Long-Term Incentive Plan as established by the Rules.
“Performance Requirements”	such performance requirements or conditions (if any) as the Committee shall determine which must normally be satisfied before an Award may be Released.
“Released”	shall mean:-
• where an Award has been granted in the form of a conditional share entitlement the point when the beneficial and legal ownership of the Shares subject to an Award transfer to the Participant; and
• where an Award has been granted in the form of a Nil Cost Option the point at which the Award can be Exercised.
“Release” shall be construed accordingly.
“Retention Period”	the period or periods of up to three years beginning on the first day immediately after Shares subject to an Award have been Released, as the Committee may determine
“Retention Requirement”	a requirement imposed on a Participant in relation to an Award made following 1 July 2015 to retain a specified percentage (as determined by the Committee and in accordance with such arrangements as the Committee shall determine) of the Shares subject to an Award which has been Released throughout the Retention Period, subject to the Participant being permitted to sell such Shares as may be required to satisfy the indemnity in Rule 5.1.
“Rules”	these rules and the Schedules as amended from time to time in accordance with the amendment provisions of these rules.
“Schedule”	the schedule to the Rules.
“Shares”	ordinary shares in the capital of the Company.
“Tax”	includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, made by any competent authority and interest or penalties in respect thereof.
“Tax Payment”	an amount of Tax paid or payable by the Participant or the Group Company where the liability for such Tax is the Participant’s in respect of the grant or Release or Exercise of an Award.
“Trust”	any employee benefit trust which falls within section 86 of the Inheritance Tax Act 1984 and “Trustees” shall be construed accordingly.

12.2	Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine and neuter.

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12.3

Any reference to a statute or a statutory provision shall be construed as if it referred also to that statute or provision as the same may from time to time be consolidated, replaced, amended or re-enacted and to any related statutory instrument or other subordinate legislation in force from time to time.

12.4

Wherever the Rules refer to the Committee having the ability to determine, decide or change matters howsoever this shall mean that the Committee shall be entitled to do so in its absolute and unfettered discretion and no person shall have any right to challenge, dispute or appeal whatsoever against the Committee’s determination, decision or change howsoever made.

12.5	Headings, notes and footnotes to these Rules are included for convenience only and shall not affect the interpretation or construction of these Rules.

12.6	Reference to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.

12.7

References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having a separate legal personality).

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Abcam plc	Abcam plc Long-Term Incentive Plan

SCHEDULE 1

The rules of the Abcam plc Executive Long-Term Incentive Plan (“Plan”) will apply to Awards held by Participants, who are or who may become, subject to any US tax or social security contributions liability in connection with an Award, except as set out in this Schedule 1. Where there is any conflict between the rules of the Plan and this Schedule 1, the terms of this Schedule 1 will prevail.

1.	DEFINITIONS AND INTERPRETATION

1.1.

“Awards” granted in accordance with this Schedule 1 may only be made in the form of conditional entitlements to Shares and the rules of the Plan, as amended by this Schedule 1, will be construed accordingly;

2.	CESSATION OF EMPLOYMENT

2.1.	The following words will be deleted from rule 6.1:

“retirement”.

3.	SHARES

3.1.	The first sentence in Rule 10.1 will be deleted and replaced with the following wording:

“Subject to Rule 10.2 below, any Shares:

3.1.1	to be issued (including from treasury) pursuant to the Release of an Award, shall be allotted and issued to the Participant by the later of:

•	15th March following the end of the calendar year in which the date of Release of the Award occurred; and

•	the 15th day of the third month in the Financial Year following the Financial Year in which the date of the Release of the Award occurred.

3.1.2	to be transferred pursuant to the Release of an Award, shall be transferred to the relevant Participant or a nominee nominated by a Participant by the later of:

•	31 December in the calendar year in which the date of Release of the Award occurred; and

•	the 15th day of the third month in the Financial Year following the Financial Year in which the date of the Release of the Award occurred.

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